Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2016 relating to the financial statements, which appears in Axovant Sciences Ltd.’s Annual Report on Form 10-K for the year ended March 31, 2016.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

August 21, 2017